UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 10, 2006

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2006, Jackson Hewitt Inc., an affiliate of Jackson Hewitt Tax Service Inc. (the “Company”), entered into the Leasing Operations Supplier Agreement (Products and/or Services) (the “Wal*Mart Agreement”) with Wal*Mart Stores, Inc. (“Wal*Mart”), pursuant to which the Company’s franchised and company-owned offices may operate Jackson Hewitt Tax Service® offices within various Wal*Mart stores during the 2007 and 2008 tax seasons, as determined by the parties in advance of each tax season. The Wal*Mart Agreement was deemed effective as of April 1, 2006 and will expire on May 31, 2008.

Compensation to Wal*Mart consists of fixed base rent for each Wal*Mart store in which a Jackson Hewitt Tax Service office operates in the 2007 and 2008 tax seasons and incentive rent based on the number of tax returns prepared by each office in the applicable tax seasons. Franchised offices operating Jackson Hewitt Tax Service® offices in Wal*Mart stores pursuant to this Agreement are obligated under their Franchise Agreements with the Company to reimburse the Company for the rent paid on their behalf by the Company under the Wal*Mart Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

	By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: April 11, 2006

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